Consent of the Independent Public Accountants

As independent public accountants, we hereby consent to the use of our reports on the consolidated financial statements of The Fairchild Corporation and Subsidiaries for the year ended June 30, 1997 (and all references to our Firm) included in or made a part of the Company's S-3 registration statement no. 34-0728587


Washington, DC
September 24, 1997




                    Consent of the Independent Public Accountants

As independent public accountants, we hereby consent to the use of our reports on the consolidated financial statements of The Fairchild Corporation and Subsidiaries for the year ended June 30, 1997 (and all references to our Firm) included in or made a part of the Company's previously filed form S-8 registration statements nos. 35-27317, 33-21698, and 33-06183.



Washington, DC
September 24, 1997